Exhibit 5.2

601 Lexington Avenue

New York, NY 10022

United States

+1 212 446 4800

www.kirkland.com

April 12, 2024

Pharvaris N.V.

Emmy Noetherweg 2

2333 BK Leiden, The Netherlands

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special U.S. counsel to Pharvaris N.V., a Dutch public company with limited liability (naamloze vennootschap) (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”), to be filed with Securities and Exchange Commission (the “Commission”) by the Company, to register the offer and sale by the Company, of up to $175,000,000 in initial offering price or number of (i) ordinary shares, nominal value €0.12 per share (the “Ordinary Shares”), of the Company; (ii) senior debt securities (the “Senior Debt Securities”), which may be issued pursuant to an indenture (the “Senior Indenture”) to be executed by the Company and the trustee to be named therein; and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) to be executed by the Company and the trustee to be named therein; (iii) warrants or other rights to purchase or otherwise acquire Ordinary Shares or Debt Securities of the Company (the “Warrants”); (iv) purchase contracts (the “Purchase Contracts”) for the purchase or sale of the Company’s securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above; and (v) units (the “Units”) consisting of one or more Ordinary Shares, Debt Securities, Warrants, Purchase Contracts, or any combination of such securities.

For purposes of the opinions hereinafter expressed, we have examined the Registration Statement, copies of the forms of the Indentures and originals or copies, certified and otherwise identified to our satisfaction, of such other documents, corporate or limited liability company records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Company and upon certificates of public officials.

In connection with this opinion, we have assumed that (a) the Registration Statement will have become effective under the Securities Act of 1933, as amended (the “Act”); (b) a prospectus supplement will have been prepared and filed with the Commission describing the securities offered thereby; (c) all offered securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) a definitive purchase, underwriting, sales agency or similar agreement with respect to the offered securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (e) any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and (f) with respect to any Units, consisting of one or more Ordinary Shares, Debt Securities, Warrants, Purchase Contracts, or any combination of such securities, such Units will be authorized, validly issued, fully paid and nonassessable (to the extent applicable).

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Pharvaris N.V.

April 12, 2024

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we advise you that:

1. When the Debt Securities and the applicable Indenture have been authorized by appropriate corporate authorization, the applicable Indenture has been duly executed by the parties thereto, and the Debt Securities have been executed, authenticated and delivered in accordance with the applicable Indenture against payment therefor, the Debt Securities will be validly issued and the Debt Securities will constitute binding obligations of the Company in accordance with their terms and the terms of the applicable Indenture.

2. When the Warrants and the related warrant agreement have been duly authorized by appropriate corporate authorization, the warrant agreement has been duly executed by the parties thereto, and the Warrants have been executed, countersigned, and delivered in accordance with the warrant agreement against payment therefor, the Warrants will be validly issued and will constitute binding obligations of the Company.

3. When the Purchase Contracts and the related purchase contract agreement have been duly authorized by appropriate corporate authorization, and the Purchase Contracts have been duly executed and issued in accordance with the related purchase contract agreement, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When the Units and the related unit agreement have been duly authorized by appropriate corporate authorization, and the Units have been duly executed and issued in accordance with the related unit agreement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Each opinion (an “enforceability opinion”) in this letter that any security is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation). “General principles of equity” include, but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. We express no opinion with respect to the enforceability of any provision which purports to waive the benefit of usury laws. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Pharvaris N.V.

April 12, 2024

This opinion does not cover the law of any jurisdiction other than the law of the State of New York. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or other circumstances. We have assumed the indentures, purchase contract agreement, warrant agreement and unit agreement referenced in the numbered paragraphs above will be governed by the law of the State of New York.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purpose.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Yours very truly,

/s/ KIRKLAND & ELLIS LLP